NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
One Nationwide Plaza
Columbus Ohio 43215

APPLICATION FOR INDIVIDUAL FLEXIBLE PURCHASE PAYMENT DEFERRED VARIABLE ANNUITY

CONTRACT TYPE

An option must be selected

This Contract is established as a:

☐ NON-QUALIFIED
☐ IRA
☐ Roth IRA
☐ SEP IRA *Form 5305 required.*
☐ 403(b) TSA (Non-ERISA only) (Transfer Only) ***Disclosure form required***
☐ ORP 403(b) ***Disclosure form required***

CONTRACT OWNER

Maximum issue age through age 80

Last Name or Trust Name

First Name or Trust Name *(continued)* MI

Address____________________

Sex ☐ M ☐ F Birthdate ___/___/____ MM DD YYYY

Soc. Sec. No. or Tax ID ________________

☐ JOINT OWNER *Spouse only.*

Last Name

First Name MI

Address____________________

Sex ☐ M ☐ F Birthdate ___/___/____ MM DD YYYY

Soc. Sec. No. or Tax ID ________________

ANNUITANT

Complete only if different from Contract Owner
Maximum issue age through age 80

Last Name

First Name MI

Address____________________

Sex ☐ M ☐ F Birthdate ___/___/____ MM DD YYYY

Soc. Sec. No. or Tax ID ________________

BENEFICIARY

Whole percentages only, all primary Beneficiaries must total 100%; all Contingent Beneficiaries must total 100%.

Primary	Contingent	Print Full Name (Last, First, MI)	Allocation	Relationship to Annuitant	Soc. Sec. No.	Birthdate MM/DD/YY
☐			%			
☐	☐		%			
☐	☐		%			

Product of Nationwide Life and Annuity Insurance Co.

PURCHASE PAYMENT

☐ Rollover ☐ Payment Enclosed ☐ Transfer/1035 *(requires transfer form*

Purchase Payment $______ submitted (minimum $2,000). A copy of this application properly signed by the registered representative will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.

PURCHASE PAYMENT ALLOCATION

Whole percentages only, must total 100%

The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.

1. Asset Allocation Models: (check one model only; asset allocation percentages shown directly below)
☐ Conservative Growth Model OR ☐ Balanced Model OR ☐ Growth & Income Model OR ☐ Growth Model

Asset Allocation Percentages for Each Model

	Conservative Growth Model	Balanced Model	Growth & Income Model	Growth Model
One Group® Investment Trust:				
Balanced Portfolio	0%	5%	5%	0%
Bond Portfolio	35%	24%	14%	5%
Diversified Equity Portfolio	14%	13%	16%	22%
Diversified Mid Cap Portfolio	0%	0%	9%	14%
Equity Index Portfolio	7%	11%	12%	13%
Government Bond Portfolio	35%	24%	14%	5%
Large Cap Growth Portfolio	3%	5%	8%	11%
Mid Cap Growth Portfolio	3%	9%	11%	15%
Mid Cap Value Portfolio	3%	9%	11%	15%
Total	**100%**	**100%**	**100%**	**100%**

2. Self-Directed: (whole percentages only; A, B and C must total 100%)

A. One Group® Investment Trust:

_____% Balanced Portfolio
_____% Bond Portfolio
_____% Diversified Equity Portfolio
_____% Diversified Mid Cap Portfolio
_____% Equity Index Portfolio
_____% Gov't Bond Portfolio
_____% Large Cap Growth Portfolio
_____% Mid Cap Growth Portfolio
_____% Mid Cap Value Portfolio

B. Gartmore Variable Insurance Trust (GVIT)

_____% Gartmore GVIT Money Market Fund: Class I
_____% Gartmore GVIT Nationwide® Fund: Class I

C. Nationwide Life Insurance Co.

_____% Fixed Account

The models listed in item 1 above are general asset mixes. The models were developed by Banc One Investment Advisors Corporation and may or may not be appropriate for you. Banc One Investment Corporation serves as advisor to the One Group Investment Trust Portfolios for which it receives a fee. There is no guarantee that the models will achieve any desired results or objectives. I understand that Banc One Investment Advisors Corporation is not providing investment advice or any other service to me and that I am solely responsible for determining whether a model is right for me. The models should not be considered personal investment advice or serve as the sole or primary basis for making investment decisions. Purchase payments and exchanges allocated to an investment model will be invested in each underlying investment option at the percentages set forth above.

Each investment allocation model automatically allocates a portion of my annuity to certain subaccounts. Each model will be automatically rebalanced each year on the contract anniversary date. Automatically rebalancing a model may involve transferring amounts from the subaccounts with higher returns into subaccounts with relatively lower returns in order to maintain the percentages as set forth above. Transfers made as a result of automatic rebalancing are not counted against your free transfers (in the event transfer fees are imposed in the future). Automatic rebalancing ends upon the termination of a model.

NOTICE TO AZ RESIDENTS:

Upon written request, the Company agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has the "Right To Examine" the contract. Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of the Company or the agent through whom it was purchased. When the Contract is received at the Home Office, the Company will void the Contract as though it had never been in force and the Contract Value will be refunded in full. For IRAs, if the Contract Owner returns the Contract within the "Right To Examine" period, the Company will return the Purchase Payment.

NOTICE TO FL RESIDENTS

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life and Annuity Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO CO, KY, LA, AND OH RESIDENTS:

Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO TX RESIDENTS:

Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, or when subject to a market value adjustment are variable, may increase or decrease in accordance with the fluctuations in the net investment factor or application of a market value adjustment, as applicable, and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

CONTRACT OWNER SIGNATURES

Annuity payments and termination values provided by this Contract are variable and are not guaranteed as to fixed dollar amount.

☐ Yes ☐ No Will the applied for Contract replace existing annuities or insurance?

☐ Please send me a copy of the statement of additional information to the prospectus.

☐ I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.

CONTRACT OWNER'S E-MAIL ADDRESS ______________________________

I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity Contract.

STATE IN WHICH APPLICATION WAS SIGNED ____________________ DATE ____________

CONTRACT OWNER ____________________ JOINT OWNER ____________________
Signature Signature

REGISTERED REPRESENTATIVE INFORMATION

☐ Yes ☐ No Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE SIGNATURE ______________________________

FLORIDA LICENSE IDENTIFICATION NO (For FL Agents Only): ______________________________

REGISTERED REPRESENTATIVE'S NAME (print) ______________________________

REGISTERED REPRESENTATIVE'S SSN# ______________________________

FIRM NAME ____________________ PHONE (____) ____________________

ADDRESS ______________________________

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